SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549



                                 ---------------



                                    FORM 8-K



                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934




Date of Report (Date of earliest event reported):       February 19, 1998
                                                 ------------------------------

                        THERMACELL TECHNOLOGIES, INC.
                        -----------------------------
               (Exact name of registrant as specified in charter)



          FLORIDA                 0-21279                59-3223708
          -------                 -------                ----------
(State or other jurisdiction    (Commission           (IRS Employer
     of incorporation)           File Number)        Identification No.)


5419 PROVOST DRIVE, HOLIDAY, FLORIDA                       34690
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(Address of principal executive offices)                 (Zip Code)



Registrant's telephone Number, including area code    (813) 938-3269
                                                   ---------------------


                           N/A
-------------------------------------------------------------
(Former name or former address, if changed since last report)

ITEM 9.

        On February 19, 1998, THERMACELL TECHNOLOGIES, INC. (the "Company") completed an offering of 1,500 shares of Series B Preferred Stock to Thomson Kernaghan & Co., Ltd. pursuant to Regulation S. The principal placement agent for the offering was London Select Enterprises, Ltd. The total offering price for the Series B Preferred Stock was $1,500,000.00. This preferred issue has an 8% yield. Commissions of $180,000, totaling 12% of the offering price, were paid to the placement agent. The Company claims exemption from registration for this transaction based upon Regulation S because:

        a. The Company is a Reporting Issuer as defined by Rule 902 of Regulation S. The Company is in full compliance, to the extent applicable, with all reporting obligations under either Section 13(a) or 15(d) of the Security Exchange Act of 1934, as amended.

        b. The Company has not offered the Series B Preferred Stock to any person in the United States or any U.S. Person as that term is defined in Regulation S.

        c. At the time the buy order was received, the Company and/or its agents reasonably believed that the purchasers in the offering were outside the United States and were not U.S. Persons; and

        d. The Company  reasonably  believes  that the  purchase of the Series B
Preferred Stock pursuant to the offering has not been prearranged with a purchaser in the United States.

        e. The Company nor any of its agents has engaged in any "Directed Selling Efforts" (as that term is defined in Regulation S) nor has the Company or any of its agents conducted general solicitation relating to the offering to persons residing within the United States or U.S. Persons.

        The Series B Preferred Shares are valued at $1,000.00 per share and if converted, the Series B Preferred Shares shall be converted into such number of common shares of the Company as is obtained by dividing the aggregate value of the shares of Series B Preferred Shares being so converted by the "Average Stock Price" per share of the conversion shares. The "Average Stock Price" means the lower of: (i) 70% of the average closing bid prices of common shares for the period of five consecutive trading days immediately preceding the date of conversion of the Series B Preferred Shares; or (ii) 70% of the average daily closing bid prices of common shares for the period of five consecutive trading days immediately preceding the date of subscription by the holder. Any holder of Series B Preferred Shares may at any time commencing 45 days after the issuance of any Series B Preferred Shares converted to 25%, and after 60 days convert up to an additional 25%, and after 75 days convert up to an additional 25%, and after 90 days convert 100% of his holdings of Series B Preferred Shares.

The proceeds will be used for construction of a microsphere manufacturing facility and general corporate purposes.


                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                         Thermacell Technologies, Inc.
                                         (Registrant)

                                         By:  /s/ Gerald Couture
                                              -------------------------
                                              GERALD COUTURE
                                              Chief Financial Officer

Date:  February 19, 1998